EXHIBIT 10.9

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

AMENDMENT NO. 8 TO LICENSE AGREEMENT

This Amendment No. 8 to the Restated License Agreement effective as of November 1, 1994 as previously amended by Amendment No. 1 thereto dated January 15, 1995, Amendment No. 2 thereto dated April 1, 1998, Amendment No. 3 thereto dated July 28, 2000, Amendment No. 4 thereto dated October 27, 2000, Amendment No. 5 thereto dated as of March 1, 2003, Amendment No. 6 thereto dated as of September 2, 2003 and Amendment No. 7 thereto dated as of March 1, 2004 (such Restated License Agreement together with such Amendments, collectively, the “License Agreement”), is made as of the 9th day of January, 2005, by and between STANDARD & POOR’S (“S&P”), a division of The McGraw-Hill Companies, Inc., a New York corporation having an office at 55 Water Street, New York, New York 10041, and the CHICAGO BOARD OPTIONS EXCHANGE, INCORPORATED (“CBOE”), having an office at 400 South LaSalle, Chicago, Illinois 60605.

W I T N E S S E T H:

WHEREAS, in the License Agreement, among other things, S&P has granted an exclusive license to CBOE to use the S&P 500 Index as the basis for Standardized Option Contracts (as defined in the License Agreement); and

WHEREAS, CBOE’s position has been that the granting by S&P to third parties of licenses to use the S&P 500 Index with respect to products substantially similar to those listed by CBOE pursuant to its exclusive license under the License Agreement, including cash-settled Contracts based on the S&P 500 Index (“SPX”), unreasonably would diminish the value of CBOE’s exclusive license, a result against which CBOE is protected because the License Agreement’s definition of Standardized Option Contracts includes, among other things, standardized option contracts having as their underlying interests any exchange-traded fund or similar exchange-traded investment vehicle that is

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

designed to provide an investment return substantially identical to the return on the stocks represented in the S&P 500 Index (such indexed, exchange-traded funds and other interests collectively referred to herein as “500-Indexed Funds,” such term including, but not limited to, unit investment trust interests known as Standard & Poor’s Depositary Receipts” or “SPDRs”); and

WHEREAS, S&P’s position has been that standardized option contracts having 500-Indexed Funds as their underlying interests are not Standardized Option Contracts as defined in the License Agreement and are therefore not within CBOE’s exclusive license; and

WHEREAS, to resolve the above disagreement and avoid a possible legal dispute, the parties entered into a Standstill Agreement dated as of March 13, 1998 (the “1998 Standstill”) and a Standstill Agreement dated as of July 28, 2000 that replaced and superseded the 1998 Standstill (the “2000 Standstill”), pursuant to which, among other things, S&P agreed not to license or otherwise permit any Organized Securities Market to list or trade any such standardized option contracts except in certain circumstances; and

WHEREAS, contemporaneously with or promptly after entering into this Amendment No. 8 the parties are entering into a separate License Agreement (the “500-Indexed Fund License Agreement”) pursuant to which the parties are agreeing that CBOE has a license to trade standardized option contracts having Standard & Poor’s Depositary Receipts (“SPDRs”) and, subject to the terms thereof, other 500-Indexed Funds as their underlying interests, and CBOE is agreeing in this Amendment No. 8 that standardized option contracts based on 500-Indexed Funds are not Standardized Option Contracts as defined in the License Agreement and therefore not within the scope of the license granted to CBOE in the License Agreement, and such amendments have the effect of causing CBOE to relinquish its claim that it has an exclusive license with respect to standardized option contracts based on 500-Indexed Funds and that S&P is therefore precluded from licensing any other Organized Securities Market to trade such standardized option contracts; and

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

WHEREAS, in consideration for CBOE’s agreement to relinquish its claim that it has an exclusive license that precludes other Organized Securities Markets from trading standardized option contracts based on 500-Indexed Funds pursuant to the License Agreement, S&P has agreed to amend the License Agreement as set forth in this Amendment No. 8 and to enter into the 500-Indexed Fund License Agreement; and

WHEREAS, the parties desire to modify the License Agreement and terminate the 2000 Standstill for the foregoing purposes.

NOW, THEREFORE, for and in consideration of the mutual undertakings set forth herein and in the 500-Indexed Fund License Agreement, the sufficiency of which consideration is hereby acknowledged by each party, the parties hereto agree as follows:

1.                                       Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the License Agreement.

2.                                       Paragraph 1(a) of the License Agreement is hereby restated in its entirety as follows:

(a)                                  “Indexed Securities Products” shall mean indexed products that are, as of the effective date of the Prior Agreement, December 1, 1990 (the “Prior Effective Date”), securities under the Securities Exchange Act of 1934 as amended as of the Prior Effective Date and, as of the Prior Effective Date, are not futures contracts or options on futures under the Commodities Exchange Act, as amended as of the Prior Effective Date.  The parties agree that the term “indexed products” does not include put and call options on any 500-Indexed Fund.

3.                                       New paragraphs 1(g), 1(h) and 1(i) are hereby added to the License Agreement:

(g)                                 “500-Indexed Fund” shall mean any exchange-traded fund or similar exchange-traded investment vehicle that is designed to provide an investment return substantially identical to the return on the stocks represented in the S&P 500 Index.

(h)                                 “Mini-SPX Contract” shall mean a Standardized Option Contract that is based on reduced values of the S&P 500 Index that are calculated by multiplying the corresponding values of the S&P 500 Index itself by a decimal

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

value equal to [*confidential treatment requested/material filed separately*] or smaller.

(i)                                     The term “Non-exclusive Period” means, with respect to any S&P Index in respect of which an exclusive license is in effect pursuant to this Agreement, any period of time, starting on the day on which the trading volume on any Organized Securities Market other than CBOE for Contracts based on that S&P Index (or, in the case of the S&P 100 Index, for Indexed Securities Products based on the S&P 100 Index) first exceeds [*confidential treatment requested/material filed separately*] percent ([*confidential treatment requested/material filed separately*]%) of the trading volume in such Contracts or Indexed Securities Products on CBOE’s market, during which such Organized Securities Market provides a market for trading Contracts or Indexed Securities Products based on that S&P Index.

4.                                       Paragraph 5(a)(i) of the License Agreement is hereby restated in its entirety as follows:

(i)                                     Subject to the minimum fees payable to S&P pursuant to Section 5(g), a fee for each cleared S&P 500 Contract as reflected in the records of the clearing agency utilized by CBOE to clear trades in such Contracts at the rate of: (1) [*confidential treatment requested/material filed separately*] per cleared Mini-SPX Contract; (2) [*confidential treatment requested/material filed separately*] per Contract for all other cleared S&P 500 Contracts during calendar years 2005 through 2009; and (3) [*confidential treatment requested/material filed separately*] for all other cleared S&P 500 Contracts during the remaining term of this Agreement.

5.                                       New paragraphs 5(i), 5(j) and 5(k) are hereby added to the License Agreement:

(i)                                     Notwithstanding any other provision of this Agreement, during any Non-exclusive Period with respect to an S&P Index in respect of which an exclusive license is in effect pursuant to this Agreement:

(i)                                     CBOE shall not be obligated to pay any fees with respect to Contracts on such S&P Index until such time during the term of the Agreement, if ever, when S&P causes the license again to be exclusive.

(ii)                                  If such S&P Index is the S&P 500 Index, CBOE shall have no obligation to make any minimum fee payment to S&P pursuant to paragraph 5(g).

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

Notwithstanding the foregoing, if S&P is successful in causing the license again to be exclusive, CBOE shall promptly pay S&P an amount equal to the fees that CBOE did not pay pursuant to the foregoing provisions, reduced by an amount equal to the amounts, if any, paid by CBOE to S&P pursuant to paragraph 10(b) of this Agreement during the Non-exclusive Period.  The provisions of this paragraph 5(i) supplement, and do not supersede, any respective rights and obligations that the parties may have, under the Agreement or under applicable law, in the event of any loss of exclusivity.

(j)                                     If, with respect to Contracts on an S&P Index in respect of which S&P has granted CBOE a non-exclusive license in this Agreement, S&P establishes a rate for purposes of calculating S&P’s license fee in any license agreement with one or more other Organized Securities Markets that is less than the applicable rate provided for in this Agreement, S&P shall promptly notify CBOE thereof, and during the effectiveness of any such license agreement the license fee payable by CBOE with respect to such Contracts shall be calculated at the same rate as the lowest rate payable by any other Organized Securities Market with respect to such Contracts instead of at the rate specified in this Agreement.

(k)                                  If S&P becomes aware that any Organized Securities Market other than CBOE is holding itself out as providing a marketplace for trading Contracts based on an S&P Index in respect of which S&P has granted CBOE a non-exclusive license in the Agreement on any regular or ongoing basis, whether by listing or pursuant to unlisted trading privileges, and such Organized Securities Market is doing so without having entered into a license agreement with S&P and therefore without paying a license fee to S&P, for so long as such trading continues on such Organized Securities Market (i.e., without such Market paying a license fee to S&P), CBOE shall not be required to pay any license fee to S&P with respect to Contracts based on such S&P Index notwithstanding any other provision of the Agreement.

6.                                       The final two sentences of Section 12(c) of the License Agreement are hereby deleted, and a new paragraph 12(d) is hereby added to the License Agreement in their stead as follows (so that paragraphs 12(d) and (e) of the License Agreement as currently in effect are re-lettered, respectively, as paragraphs 12(e) and (f), and the reference in paragraph 12(d) as currently in effect to “this Subsection 12(d)” is amended to refer to “this Subsection 12(e)”):

(d)                                 During the term of this Agreement, CBOE will maintain in its rules disclaimers of liability that are in form and substance, as they relate to S&P, substantially as set forth in CBOE Rule 24.14 (with respect to Standardized Option Contracts based on S&P Indexes), CBOE Rule 30.55 (with respect to

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

ETFs) and CBOE Rule 6.15 (with respect to Standardized Option Contracts based on ETFs), each as it is in effect on the date of this Agreement.

7.                                       The parties hereby agree that the 2000 Standstill is terminated effective on the effective date of this Amendment No. 8.

8.                                       The License Agreement shall be construed in conjunction with the 500-Indexed Fund License Agreement and, in the event of any inconsistency between the 500-Indexed Fund License Agreement and the License Agreement with respect to standardized option contracts on 500-Indexed Funds, the terms of the 500-Indexed Fund License Agreement shall prevail. Subject to the foregoing and the provisions of this Amendment No. 8, all terms of the License Agreement shall remain in full force and effect.

9.                                       Nothing contained herein or in any license granted pursuant to the 500-Indexed Fund License Agreement shall constitute an acknowledgment concerning the nature or scope of the parties’ respective rights and obligations under the License Agreement with respect to any S&P Index other than the S&P 500 Index and its associated S&P Marks, or prejudice or otherwise affect either party’s right to assert any position concerning the nature or scope of such rights.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 8 to be executed as of the effective date set forth above.

CHICAGO BOARD OPTIONS		STANDARD & POOR’S,
EXCHANGE, INCORPORATED		a division of The McGraw-Hill
Companies, Inc.

BY:	/s/ Richard G. DuFour	BY:	/s/ Paul R. Aaronson

TITLE:	Executive Vice President	TITLE:	Executive Managing Director